                                                                Exhibit 24

     POWER OF ATTORNEY

     Know all by these presents, that the

undersigned hereby constitutes and appoints

each of the President and Chief Executive

Officer, Chief Financial Officer,Comptroller

and Corporate Secretary, signing singly, the

undersigned's true and lawful attorney-in-

fact to:

     (1)  execute for and on behalf of the undersigned,in the undersigned's capacity as an officer and/or director of Century

Next Financial Corporation (the "Company"),

Forms 3, 4, and 5 in accordance with

Section 16(a) of the Securities Exchange

Act of 1934, and the rules thereunder;

     (2)  do and perform any and all acts for and on

behalf of the undersigned which may be necessary or

desirable to complete and execute any such Form 3, 4,

or 5, complete and execute any amendments thereto and

timely file such form with the United States

Securities and Exchange Commission and any stock

exchange, the NASDAQ or similar authority; and

     (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-

fact, may be of benefit to, in the best

interest of, or legally required by, the

undersigned, it being understood that

the documents executed by such attorney-

in-fact on behalf of the undersigned

pursuant to this Power of Attorney shall

be in such form and shall contain such terms

and conditions as such attorney-in-fact may

approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and

perform any and every act and thing whatsoever

requisite, necessary, or proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as the

undersigned might or could do if personally present,

with full power of substitution or revocation, hereby

ratifying and confirming all that such attorney-in-

fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by

virtue of this power of attorney and the rights and

powers herein granted.  The undersigned acknowledges

that the foregoing attorneys-in-fact, in serving in

such capacity at the request of the undersigned, are

not assuming, nor is the Company assuming, any of

the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with

respect to the undersigned's holdings of and

transactions in securities issued by the Company,

unless earlier revoked by the undersigned in

a signed writing delivered to the foregoing

attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of this 19th

day of May 2011.

                    By: /s/Dan E. O'Neal, III

                        ----------------------------

                        Dan E. O'Neal, III